UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2009

First State Financial Corporation

(Exact name of Registrant as specified in its Charter)

Florida	000-50992	65-0771145
(State or Other Jurisdiction of Incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

22 S. Links Avenue, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 929-9000

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 22, 2009, First State Financial Corporation (the “Company”) management recommended to the Audit Committee of the Company’s Board of Directors, and the Audit Committee agreed, that the Company’s consolidated financial statements for the year ended December 31, 2008 should be restated and the previously issued consolidated financial statements, and any related reports from its independent registered public accounting firm for such period, should no longer be relied upon.

Management determined that the 2008 consolidated financial statements should be restated as a result of the following reporting errors:

In preparation of its subsidiary bank’s Call Report and the related notes to the consolidated financial statements, the Company used the subsidiary bank’s net operating loss carryforward portion of its deferred tax asset as of December 31, 2008 as the only disallowed portion of its deferred tax asset for regulatory reporting purposes on Schedule RC-R – Regulatory Capital for Tier 1 capital. Deferred tax assets arising from other temporary differences were not included in the disallowed deferred tax asset. However, upon further review of the regulatory guidelines and interpretative clarification from our subsidiary bank’s primary regulator, it was determined that the entire deferred tax asset should have been disallowed (and not just the net operating loss carryforward portion) from Tier 1 capital.

This error will be corrected in our amended filing by using the subsidiary bank’s entire deferred tax asset as the disallowed portion of Tier 1 capital in Schedule RC-R – Regulatory Capital and will have the effect of decreasing our capital ratios from what was previously reported.

Additionally, the Company disclosed in the notes to the consolidated financial statements that at December 31, 2008, its $25.0 million repurchase agreements were callable immediately as a result of its subsidiary bank not maintaining its “well capitalized” status with the FDIC. However, upon further review of the associated agreements and discussions with the counterparty to the agreements in April of 2009, it was determined that there was ambiguity in the agreements pertaining to the rights of the non defaulting party. The agreements were subsequently amended in April of 2009 and are included as exhibits to this 8-K. The Company is currently investigating whether it properly disclosed and/or accounted for a potential contingency payment associated with it being in default on the repurchase agreements as a result of its subsidiary bank falling below “well capitalized” at December 31, 2008.

The impact of this restatement on the consolidated balance sheet, statement of income, statement of cash flows and statement of changes in stockholders’ equity for the period has not been determined.

The Company will file the amended 2008 Form 10-K as soon as practicable.

The Audit Committee of the Company’s Board of Directors agreed with the above conclusions. In addition, management and the Audit Committee have discussed these matters with the Company’s independent registered public accounting firm, Crowe Horwath LLP.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

EXHIBIT INDEX

Exhibit 10.10—Amendment to Master Repurchase Agreement between First State Bank and Citibank Global Markets Inc. dated April 15, 2009

Exhibit 10.11—Letter Agreement between First State Bank and Citibank Global Markets Inc. dated April 15, 2009

Exhibit 10.12—Letter Agreement between First State Bank and Citibank Global Markets Inc. dated April 15, 2009

Exhibit 10.13—Letter Agreement between First State Bank and Citibank Global Markets Inc. dated April 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST STATE FINANCIAL CORPORATION

Date: April 23, 2009	By:	/s/ John E. (“Jed”) Wilkinson
John E. (“Jed”) Wilkinson
President and Chief Executive Officer